BROADCAST TIME PURCHASE AGREEMENT
THIS BROADCAST AGREEMENT, dated this August 15, 1997 is made
BETWEEN: ACCESS AMERICA, INC, 540 Chartres Street, New Orleans, LA (the "NETWORK") AND: Management Technologies, Inc., 630 Third Avenue, New York, NY, 10017 ("MTI")

WHEREAS:
A. MTI wishes to arrange for the broadcast of certain advertising material promoting the sale of its products and services via television in exchange for the issuance of shares of common stock of MTI.
B. Network owns advertising time on several Networks and is willing to sell some of the time to MTI for common stock shares in MTI.

NOW, THEREFORE, in consideration of the mutual premises set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.   DEFINITIONS.
     1.1  In this Agreement:
          A. "MTI's Material" means the audio and video advertising material provided by MTI to the Network for Broadcast;
          B. "Agreement" means this agreement between MTI and the Network acceptable and agreeable by the Network.
          C. "Broadcast Time" means the time during which the Network will Broadcast MTI's Material;
          D. "Broadcast: means the transmission of audio and video material by the
               Network to its cable subscribers or television viewers in such form as is normally transmitted by the Network and received and viewed by such subscribers or viewers;
BROADCAST AGREEMENT


          E.   "Commission" means the Securities and Exchange Commission;
          F.   "Common shares" means the authorized common shares of MTI:
          G. "Effective Date" means the date of execution of this Agreement by both parties.
          H.   "Network's Normal Rates" means normal rates charged by the
          Network to
               third parties at arm's length to the Network for broadcasting audio and video advertising material similar to MTI's Material, less any frequency or other discounts typically offered by the network, for broadcasting Time in the amounts, at the times and according to the programming schedule that is sought by MTI
          I.   "Purchase Price" means $4,000,000 of Network air time paid for in
                                      ------------------------------------------

               the form of common shares of MTI.
               ---------------------------------



BASE OF BROADCAST TIME
     2.1 In consideration of the execution of this agreement, the Network shall Broadcast
MTI's Material, subject to the conditions hereinafter set forth, for the number of hours or portions thereof of Broadcast Time equivalent to the Purchase Price, calculated at the Network's Normal Rates less any discounts offered by the network to any other customer.
     2.2 Subject to the conditions of this Agreement, the Broadcast of MTI's Material shall be scheduled as such times and in proximity to such other programming.- as MTI may reasonable request.
3.   BROADCAST APPROVAL
     3.1 The Network may approve or disapprove all material submitted for broadcasts hereunder and to refuse to permit any individual to participate in any broadcast. The Network shall have the sole right to delete or omit any part of any such broadcast that in its opinion contains objectionable matter of any nature.

     3.2 In order to express certain minimum standards of the Network for accepting broadcast material, the following- types of and practices are prohibited. They do not purport to be a complete list of the Network's standards, and are set forth for example only. In appropriate situations, the Network may waive certain of the following- requirements if good broadcasting in the pubic interest will result. The Advertiser shall submit any questionable matter to the Network to determine its permissible use before contracting any obligations or commitments in connection therewith.
     (a) Infringements (including trademark or patents or copyrights) of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.
     (b) Lotteries or "drawing contests" or any other contest in which the public is unfairly treated or where fair and competent judging is not provided.
     (c) Presentation of slanderous, obscene, profane, vulgar, repulsive or offensive matter, either in theme or in treatment.
     (d)  Unpleasantly rapid delivery of commercial announcements.
     (e) Announcements or programs which are prejudicial to the public interest or to the interest of the Network or to honest advertising and reputable business in central.
     3.3 If the Network determines that the materials submitted by the Advertiser do not meet the Network's requirements, it may either present a substitute broadcasts approved by the Company, which MTI shall pay for according to the terms of this Agreement, or edit the submitted materials.
4.   BROADCAST CONDITIONS
     4.1 Any failure, interruption, or delay in presenting the broadcasts provided for, either in whole or in part, shall not constitute a breach of this Agreement if such event results from any of the following causes: technical difficulties or mechanical failure of any of the broadcasting equipment, provided the Broadcaster has taken reasonable steps to avoid such difficulties or their recurrences, strikes labor disputes, boycotts, riots, civil insurrection, war or national emergencies, governmental restrictions, acts of God, or any other cause beyond the Broadcaster's control.
     4.2 If an entire announcement is not presented, the Broadcaster and company shall attempt to agree upon a mutually satisfactory time to reschedule such announcement. If such rescheduling, cannot be a-,reed upon, the Broadcaster shall grant a pro rata reduction in charges for the broadcasting time lost by MTI.
     4.3 MTI shall continue to be entitled to all discounts and rates provided in this agreement, notwithstanding any reduction in broadcasting time used pursuant to this paragraph.
     4.4 Subject to prior written agreement between MTI, the Network, and the Network,
MTI shall be responsible for all correspondence or telephone calls concerning dealings with the public in connection with material provided by MTI and the network shall refer all such correspondence or telephone calls to MTI for response. Except where not expressly authorized by MTI, MTI will assume the sole risk with regard to the network's correspondence or telephone calls with the pubic in connection with any of the advertiser's material.
     4.5 The Network will exercise normal precautions but assumes no liability for loss or damage to commercial or other material furnished by MTI other than as a direct result of negligence of the Network, it's a-agents or contractors or employees.
     4.6 MTI warrants that any commercial material supplied to the network for telecast purposes contains no utilization of subliminal techniques.
     4.7 If the Network fails to receive MTI schedules or material or both within ten (10)
working days prior to the schedule date on which services are to be performed, the Network shall have the right to refuse any revision affecting commercial scheduling.
     4.8 All Company's Material shall be furnished by MTI and all expenses connected with delivery to and from the Network shall be paid by MTI. All expense connected with further delivery to any station or location of the network other than the address set out on the first page hereof (a "Remote Location") shall be paid by the Network except if any commercial announcement is furnished by MTI for the purpose of performing.- a cut-in local service at any station or Remote Location of the Network then, responsibility for delivery and all expenses connected with delivery to and from such station shall be paid by MTI.


5.   INDEMNIFICATION
     5.1 MTI agrees to indemnify the Network, Network, its agent, servants and employees, against all or any liability for defamation or improper trade practices, infringement of trademarks, trade names or pro-ram titles, violation of rights of privacy infringements of copyrights and proprietary title and any other wrongful conduct resulting from the broadcast of any materials furnished by MTI.
     5.2 The Network shall indemnify and hold harmless MTI from and against any and all claims, damage, or liability, including- attorney's fees and the costs and expense of any legal action, for libel, slander invasion of privacy, improper trade practices, illegal competition, infringement of trademark or trade name, unfair competition, infringement of copy right or license, or any other wrongful conduct, resulting from the broadcasting of material supplied or produced by the Broadcaster, including- any musical composition or performance thereof.
     5.3 The provisions of this Article shall remain effective and inure to the benefit of the respective parties notwithstanding the expiration, cancellation, or termination of this Agreement.
6.   DELIVERIES
     (a)The Network will deliver to MTI:
          i) written confirmation of the receipt of the amount of Broadcast Time in accordance with the network's Normal Rates applicable at that time;
          ii)  a list of the network's Normal Rates then prevailing;

          iii) any material reasonably request by the advertiser;
          iv) such other confirmation, assurances and documents as may be applicable to the Network or the Broadcast Time purchased hereunder as may be required by any Broadcast Authority.
     (b)MTI will deliver to the Network;
          i)   certificates representing MTI's Shares, registered in the name of the
               Network or its nominee(s).
7.   REPRESENTATIONS AND WARRANTEES OF MTI
     7.1 MTI warrants and represents to the Network that, except as set out expressly in any specific subsection below, as of the Effective Date and at
Closing:
          (a) MTI is a corporation duly organized and existing under the laws of the and has the corporate power and authority to enter into and perform this Agreement and to own and lease its properties and assets and to conduct its business as currently conducted,
          (b)  The execution, delivery and performance by MTI of this Agreement
          and
               the transaction herein contemplated;
               (i) have been or will by prior to the Closing duly authorized by all necessary corporate action of MTI;
               (ii) do not contravene conflict with or cause MTI to be in breach of its certificate of incorporation or by-law's, or of any resolution of its directors or shareholders, any trust deeds, debentures, loan agreements or any of its other agreements or undertaking or any judgment, or order to or by which it is party to or it bound;
8.   ACKNOWLEDGEMENTS, REPRESENTATIONS AND WARRANTIES OF THE     NETWORK
     8.1  ACKNOWLEDGEMENTS
          The Network acknowledges that:
          (a)  the Shares may be transferred without the prior consent of MTI;
          (b)  any Common Shares issued may be subject to resale regulations.
     8.2  REPRESENTATIONS AND WARRANTIES
          The Network warrants and represents to;
          (a) the Network is qualified by reason of its knowledge and expertise to evaluate the merits and risks of an investment in MTI Common Stock Shares and has obtained competent independent business, legal, accounting and tax advice regarding the investment in the Common Shares, and the Network in making this investment, has made such inquiries, and has had access to all such information, as the Network deems necessary and the Network is relying solely upon the Network's own professional advisors if any, for such advice;
          (b) MTI has not provided any information or representation concerning MTI other than those contained in this Agreement. MTI disclaims all liability for any information or statements contained in any other communication between MTI and the Network.
          (c) the Network has the legal capacity and competence to execute this Agreement and to take all action required pursuant hereto and all necessary approvals by its directors, shareholders, partners, members or other-wise, have been given to authorize it to execute this Agreement and to take all actions required pursuant thereto;
          (d) the Network is duly incorporated and validly existing under the laws of
               Delaware.

9.   NOTICES
     9.1 Any notice to be given by any party to another under this agreement will be deemed properly given when in writing and delivered by hand or sent by certified mail with all postage or other charges fully prepaid, to the addresses above.
     9.2 An notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered.
     9.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labor disturbance affecting postal service, then the notice will not be effectively given unless delivered by hand or sent by Electronic Communication.
     9.4 A party may, by notice to the other party, change its address for notice to some other address.
10.  TERMS AND TERMINATION
     10.1 This Agreement is subject to receipt of acceptance from and approval by the directors of MTI. If such acceptance and approval are not obtained by the Termination date, this Agreement shall be null and void and of no further force and effect.
     10.2 This Agreement shall continue until termination as hereinafter provided, or until statements MTI has used all of the Broadcast Time.
     10.3 Notwithstanding anything herein contained, the Network may terminate its obligations hereunder by notice in writing to MTI if ordered to cease trading in the securities of the Common Stock is made by a competent regulatory authority and such order is in effect for more than sixty (60) days.
     10.4 The common shares of MTI stock are valued at $2.00 per share.
     10.5 If the shares are trading for less than $2.00 per share as of August 11, 1998 then MTI will issue additional shares so that the total market value of the shares Base Note .75 is $4,000,000.00.
11.  GENERAL PROVISIONS
     11.1 INTERPRETATION
     In this Agreement, a reference to:
          (a)  currency means United States Currency;
          (b) a statute or code or a specific provision thereof includes every regulation made pursuant; thereto, all amendments to the statute, code or to any such regulation in force from time to time, and any statute, code or any such regulation; and
          (c) any entity includes and entity that is a successor of such entity.
     11.2 FINANCING
     Except as otherwise expressly herein provided, nothing in this Agreement will prevent MTI from carrying out any form of pubic or private financing whether by the issuance of treasury shares or otherwise.
     11.3 ASSIGNMENT
     Either party may assign any part of its rights or obligations hereunder without the prior written consent of the other and, MTI may assign its rights to the Broadcast Time to any corporate affiliate or subsidiary. Should MTI assign its rights to the Broadcast Time (or any portion there of) such assignment shall incorporate by reference and be binding upon such assignee the stated provisions of this Agreement and Article 3 Broadcast Approval and Article 4 Broadcast Conditions and Article 5 Indemnification, in their entirety respectively.


BROADCAST AGREEMENT



     11.4 COSTS AND EXPENSES
     The Network shall not be obligated to pay any of the fees or expenses incurred by or on behalf of MTI in connection with this agreement, and MTI shall solely be responsible for the same, including, without limitation, any commission or finder's fees hereunder, and any other costs and expenses associated with the transactions herein contemplated, provided that nothing in this Agreement shall be construed to impose on MTI any obligations to pay any fees, disbursements or expense incurred by or on behalf of the Network for profession advice or in connection with a due diligence review of MTI's affairs, or otherwise in connection with this Agreement.
     11.5 GOVERNING LAW
     This Agreement will be governed by and interpreted according to the laws of the State of
New York.
     11.6 ENTIRE AGREEMENT
     This Agreement contains the entire agreement between the parties relating to the subject matter of this agreement and supersedes any and all prior agreement, understandings, negotiations and discussions, whether oral or written, between the parties hereto and may be modified only by an instrument in writing signed by all parties hereto.
     11.7 SURVIVAL
     The terms, provisions, representations, warranties and covenants of MTI, and the Network, respectively, will survive the Closing, the payment of the Purchase Price, the issue and delivery of the Securities, the Broadcast of MTI's materials and completion of the transactions contemplated herein with respect thereto and all other transactions contemplated herein.
     11.8      COUNTERPARTS
     This Agreement may be executed in as many counterparts as may be necessary, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.


     11.9 FURTHER ASSURANCES
     The parties hereto each covenant and agree to execute and deliver such further agreements documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the forgoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchange having jurisdiction over MTI's affairs or as may be required from time to time under any other applicable law.
14.  BENEFIT
     This Agreement shall inure to the benefit of and be binding upon MTI and the Network and their respective successors and assigns. IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


              MTI                            NETWORK
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By: /s/ Michael J.               By:  /s/ C.E. Feltner,
   -   -----------                       --------------

Edison                           Jr.
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        Michael J. Edison,                  C.E. Feltner, Jr.,
      --------------------              ----------------------

Chairman & CEO                          Chairman
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